UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2015

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Raytheon Company held its annual meeting of shareholders on May 28, 2015. Set forth below are the final voting results for each of the matters submitted to a vote of the shareholders. For more information about the proposals set forth below, please see Raytheon’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2015.

1.	Raytheon’s shareholders elected, by a majority of the votes cast, each of the ten nominees to the Board of Directors as follows:

Director	For	Against	Abstain	Broker Non-Votes
Tracy A. Atkinson	240,086,021	1,094,046	1,626,295	29,592,962
James E. Cartwright	236,125,238	5,005,055	1,676,069	29,592,962
Vernon E. Clark	239,731,124	1,307,234	1,768,004	29,592,962
Stephen J. Hadley	239,988,426	1,181,630	1,636,306	29,592,962
Thomas A. Kennedy	237,732,001	2,824,770	2,249,591	29,592,962
Letitia A. Long	239,307,378	1,839,222	1,659,762	29,592,962
George R. Oliver	238,952,502	2,125,923	1,727,937	29,592,962
Michael C. Ruettgers	236,778,649	4,231,509	1,796,204	29,592,962
Ronald L. Skates	236,645,986	4,332,773	1,827,603	29,592,962
William R. Spivey	234,448,232	6,760,824	1,597,306	29,592,962

2.	Raytheon’s shareholders voted on the advisory vote on executive compensation as follows:

For	Against	Abstain	Broker Non-Votes
234,393,014	6,342,686	2,070,662	29,592,962

3.	Raytheon’s shareholders voted on the approval of the Raytheon Company 2010 Stock Plan for IRC section 162(m) purposes as follows:

For	Against	Abstain	Broker Non-Votes
231,051,382	9,726,378	2,028,602	29,592,962

4.	Raytheon’s shareholders voted on the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year beginning January 1, 2015 as follows:

For	Against	Abstain
267,967,452	2,889,353	1,542,519

5.	Raytheon’s shareholders voted on a shareholder proposal regarding lobbying activities as follows:

For	Against	Abstain	Broker Non-Votes
83,724,252	112,922,574	46,159,536	29,592,962

6.	Raytheon’s shareholders voted on a shareholder proposal regarding political expenditures as follows:

For	Against	Abstain	Broker Non-Votes
90,347,802	106,479,733	45,978,827	29,592,962

7.	Raytheon’s shareholders voted on a shareholder proposal regarding an independent board chairman as follows:

For	Against	Abstain	Broker Non-Votes
45,665,230	194,686,299	2,454,833	29,592,962

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: June 2, 2015	By:	/s/ Frank R. Jimenez
Frank R. Jimenez
Vice President, General Counsel and Secretary